Exhibit 99.1

Keyuan Petrochemicals Inc. Announces Delay in 2010 Filing

NINGBO, China, April 1, 2011 /PRNewswire-Asia-FirstCall/ -- Keyuan Petrochemicals, Inc. (Nasdaq: KEYP - News) ("Keyuan or the "Company"), a leading merchant manufacturer of various petrochemical products in China, today announced that it has not completed its 2010 consolidated financial statements by the March 31, 2011 deadline. The Company has applied for an extension with the SEC and is required to file the Annual Report by April 15, 2011.

The Company will reschedule its earnings conference call to align with the revised reporting date. Details regarding the earnings announcement and conference call will be provided at the appropriate time.

Mr. Chungfeng Tao, Chairman and Chief Executive Officer of Keyuan explained, “Keyuan transitioned to a “Big 4” accounting firm as our auditor in January 2011.  The Company believes that this is an appropriate and necessary step given our desire to satisfy the heightened expectations of our investors.   The internal accounting team has worked diligently to complete all necessary field work in a timely manner, but has not been able to complete preparation of the financial statements, and management therefore has not completed its review of the consolidated financial statements.

In addition, the accounting review conducted to date has identified various concerns that have prompted the Company’s Audit Committee to undertake an independent investigation, which must be concluded before the Company will be able to complete its preparation and review of its 2010 consolidated financial statements.  The concerns were primarily related to unexplained issues of certain cash transactions and recorded sales. The audit committee has engaged Pillsbury Winthrop Shaw Pittman LLP as its independent legal counsel, and such counsel will engage a separate independent accounting firm to assist in the investigation.  Management is fully cooperating with the audit committee and will furnish all necessary materials. Management believes that this comprehensive review by the independent investigation will solidify our internal reporting processes and provide more confidence to investors and shareholders, and further hopes that the issues raised will be resolved to the satisfaction of both the audit committee and the auditors.  However, there can be no assurance that these matters will be satisfactory completed by April 15, 2011, or that we will be able to file the Form 10-K Annual Report by such date. The audit committee is working as quickly as possible to complete the investigation, but at this time we don’t know the timing.  As soon as the filings are made, a press release and conference will be held.  As a result of the delay in the filing and investigation by the audit committee, the Company requested a trading halt from NASDAQ.”

“The Company would like to reiterate that we will pay our first quarterly dividend of $0.09 per share to shareholders of record as of March 1, 2011, with the distribution occurring on April 15, 2011," Mr. Tao concluded.

About Keyuan Petrochemicals, Inc.

Keyuan Petrochemicals, Inc., established in 2007 and operating through its wholly-owned subsidiary, Keyuan Plastics, Co. Ltd., is located in Ningbo, China and is a leading independent manufacturer and supplier of various petrochemical products. Having commenced production in October 2009, Keyuan's operations include an annual petrochemical manufacturing design capacity of 550,000 MT for a variety of petrochemical products, with facilities for the storage and loading of raw materials and finished goods, and a technology that supports the manufacturing process with low raw material costs and high utilization and yields. In order to meet increasing market demand, Keyuan plans to expand its manufacturing capacity to include a SBS production facility, additional storage capacity, a raw material pre-treatment facility, and an asphalt production facility.

Safe Harbor Statement

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. For example, statements about the future use of the proceeds are forward looking and subject to risks. Keyuan Petrochemicals, Inc. may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on forms 10-K, 10-Q and 8-K, in its annual report to shareholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, risks outlined in the Company's filings with the U.S. Securities and Exchange Commission, including its registration statement on Form S-1, as amended. The Company does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

For more information, please contact:

Investor Relations:
HC International, Inc.
Ted Haberfield     Executive VP
Tel:           +1-760-755-2716
Email: thaberfield@hcinternational.net
Website: http://www.hcinternational.net